Filed Pursuant to Rule 424(b)(2)

Registration No. 333-197259
PROSPECTUS SUPPLEMENT No. 2
( To Prospectus dated October 17, 2014 )

$10,000,000

Aemetis, Inc.
Common Stock

We have entered into an At Market Issuance Sales Agreement, or the sales agreement, with FBR Capital Markets & Co., or FBR, and MLV & Co., or MLV and together with FBR, the distribution agents, dated March 23, 2016, relating to the sale of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, under this prospectus supplement we may offer and sell shares of our common stock, $0.001 per share, having an aggregate offering price of up to $10,000,000 from time to time through the distribution agents, acting as our agents. Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Stock Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices, and/or any other method permitted by law. The distribution agents are not required to sell any specific amount, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices.

The distribution agents will be entitled to compensation at a commission rate equal to 3% of the gross sales price per share sold under the sales agreement. See “Plan of Distribution” beginning on page S-24 for additional information regarding the compensation to be paid to the distribution agents. In connection with the sale of the common stock on our behalf, the distribution agents may be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the distribution agents may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the distribution agents with respect to certain liabilities, including liabilities under the Securities Act.

This prospectus supplement updates and adds certain financial information contained herein to be as of March 31, 2016 and to correct certain errors. This prospectus supplement shall supercede and replace the prospectus supplement dated March 28, 2016 in its entirety.

You should read this prospectus supplement in conjunction with the accompanying prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the accompanying prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the accompanying prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the accompanying prospectus, including any supplements and amendments thereto.

Our common stock is listed on The NASDAQ Stock Market under the symbol “AMTX.”  On June 6, 2016, the last reported sale price of our common stock on The NASDAQ Stock Market was $2.59 per share.

Investing in our securities involves a high degree of risk.  See the “ Risk Factors ” section beginning on page S-5 of this prospectus supplement and the corresponding sections in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015, as well as our subsequent filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus supplement .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

 FBR           MLV & Co.
 The date of this prospectus supplement is June 10, 2016

We have not authorized anyone to provide you with different information than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction in which the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.  You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security.  Our business, financial condition, results of operations and prospects may have changed since those dates.  You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.  You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Incorporation of Certain Information by Reference .”

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ABOUT THIS PROSPECTUS SUPPLEMENT

You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying prospectus, and the financial statements and the other information incorporated by reference in the accompanying prospectus, before making an investment decision.

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  This document contains two parts.  The first part consists of this prospectus supplement, which provides you with specific information about this offering.  The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering.  Generally, when we refer only to the “prospectus,” we are referring to both parts combined.  This prospectus supplement may add, update, or change information contained in the accompanying prospectus.  To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

Unless the context otherwise requires, the terms “Aemetis.,” “Aemetis, Inc.,” “Company,” “our company,” “we,” “us,” or “our” refer to Aemetis, Inc., a Nevada corporation, and its subsidiaries. When we refer to “you” we mean the purchaser or potential purchaser of the shares of common stock offered hereby.

This prospectus supplement and the accompanying prospectus relate to the offering of common stock.  Before buying any securities offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”  These documents contain important information that you should consider when making your investment decision.  This prospectus supplement may add, update, or change information in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the distribution agents have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the distribution agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying prospectus, and the financial statements and the other information incorporated by reference in the accompanying prospectus, before making an investment decision.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

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The industry and market data and other statistical information contained in the documents we incorporate by reference are based on our own estimates, independent publications, government publications, and reports by market research firms or other published independent sources, and, in each case, are believed by us to be reasonable estimates.  Although we believe these sources are reliable, we have not independently verified the information.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, including the sections entitled “Prospectus Supplement Summary” and “Risk Factors,” the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  All statements other than statements of historical fact contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus, including statements regarding our future operating results and financial position, business strategy, and plans and objectives for future operations, are forward-looking statements. Forward-looking statements in this prospectus include, without limitation, statements regarding:

● trends in demand for renewable fuels; trends in market conditions with respect to prices for inputs for our products versus prices for our products;

● our ability to leverage approved feedstock pathways; our ability to leverage our location and infrastructure;

● our ability to incorporate lower-cost, non-food advanced biofuels feedstock at the Keyes plant; our ability to adopt value-added byproduct processing systems;

● our ability to expand into alternative markets for biodiesel and its byproducts, including continuing to expand our sales into international markets;

● the impact of changes in regulatory policies on our performance, including the Indian government’s recent changes to tax policies, diesel prices and related subsidies;

● our ability to continue to develop new, and to maintain and protect new and existing, intellectual property rights;

● our plans to expand the capacity of our facility in India;

● our ability to adopt, develop and commercialize new technologies;

● our ability to refinance our senior debt on more commercial terms or at all;

● our ability to continue to fund operations and our future sources of liquidity and capital resources;

● our ability to sell additional notes under our EB-5 note program and our expectations regarding the release of funds from escrow under our EB-5 note program;

● our ability to improve margins; and

● our ability to raise additional capital.

In many cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

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The forward-looking statements contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus reflect our views as of the date of this prospectus supplement about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results, performance or achievements to differ significantly from those expressed or implied in any forward-looking statement.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, performance or achievements.  A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, without limitation, those factors described in “Risk Factors.”

You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements.  All of the forward-looking statements we have included in or incorporated by reference into this prospectus supplement or the accompanying prospectus are based on information available to us on the date of the applicable document.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.  Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.  You should read this prospectus supplement and the accompanying prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect.  We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus.  Because this is only a summary, however, it does not contain all of the information that may be important to you.  You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus.  You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying prospectus and in other documents incorporated herein by reference.  Moreover, the information contained in this prospectus supplement includes “forward-looking statements,” which are based on current expectations and beliefs concerning future developments and their potential effects on us.  There can be no assurance that future developments actually affecting us will be those anticipated.  See the previous two pages of this prospectus supplement for cautionary information regarding forward-looking statements.

Our Company

We are an international renewable fuels and biochemicals company focused on the production of advanced fuels and chemicals through the acquisition, development and commercialization of innovative technologies that replace traditional petroleum-based products by conversion of first-generation ethanol and biodiesel plants into advanced biorefineries.

We operate in two reportable geographic segments:  “North America” and “India.”

North America

We own and operate a 60 million gallon per year ethanol production facility located in Keyes, California (the Keyes plant). The facility produces its own combined heat and power (CHP) through the use of a natural gas-powered steam turbine, and reuses 100% of its process water with zero water discharge. In addition to ethanol, the Keyes plant produces Wet Distillers Grains (WDG), corn oil, and Condensed Distillers Solubles (CDS), all of which are sold to local dairies and feedlots as animal feed. The primary feedstock for the production of low carbon fuel ethanol at the Keyes facility is Number Two yellow dent corn. The corn is procured from various Midwestern grain facilities and shipped, via Union Pacific Rail Road, to an unloading facility adjacent to the plant.

During 2015, we produced four products at the Keyes plant:  denatured ethanol, WDG, corn oil, and CDS.  We sold 100% of the ethanol and WDG produced to J.D. Heiskell pursuant to a Purchase Agreement established with J.D. Heiskell.  J.D. Heiskell in turn sells 100% of our ethanol to Kinergy Marketing LLC (“Kinergy”) and 100% of our WDG to A.L. Gilbert Co. (“A.L. Gilbert”), a local feed and grain business. We sell corn oil to local animal feedlots (primarily poultry) through J.D. Heiskell as well as other feed mills in small amounts for use in various animal feed products. Small amounts of CDS were sold to various local third parties as an animal feed supplement.  Ethanol pricing for sales to J.D. Heiskell is determined pursuant to a marketing agreement between Kinergy and us, and is generally based on daily and monthly pricing for ethanol delivered to the San Francisco Bay Area as published by the Oil Price Information Service (OPIS), as well as quarterly contracts negotiated by Kinergy with numerous fuel blenders.  The price for WDG is determined monthly pursuant to a marketing agreement between A.L. Gilbert and us, and is generally determined in reference to the local price of dry distillers grains (DDG), corn, and other protein feedstuffs.

The following table sets forth information about our production and sales of ethanol and WDG for 2015 compared with 2014:

	2015	2014	% Change
Ethanol
Gallons Sold (in 000s)	55,787	60,197	-7%
Average Sales Price/Gallon	$1.74	$2.54	-31%
WDG
Tons Sold (in 000s)	360	408	-12%
Average Sales Price/Ton	$79.68	$91.81	-13%

 During the three months ended March 31, 2016, we produced and sold 12,807 thousand gallons of ethanol at an average price of $1.65 per gallon and 88 thousand tons of WDG at an average price of $71.00 per ton.

Key elements of our strategy include:

Leverage Approved Feedstock Pathways. Besides our use of corn as our primary feedstock, when economically advantageous, we will also utilize grain sorghum (milo) as an advanced feedstock for the production of biofuels.  We have been approved by the U.S. Environmental Protection Agency (U.S. EPA) to use the milo pathway (in combination with landfill gas and CHP) for the production of advanced biofuels and associated higher value D5 Renewable Identification Numbers (RINs). The economics during 2014 and 2015 favored the use of corn over milo.  This was largely due to the significant export demand for milo by China. During 2016, we started processing milo as a feedstock.

Leverage the Keyes plant infrastructure and location.  As milo becomes price-competitive with corn, the Keyes plant has the brokerage and infrastructure relationships in place to incorporate this feedstock into production without delay. Through its strategic location with adjacent access to the Union Pacific railroad and near the Port of Stockton, the Keyes plant can, and has, procured milo from both domestic and international sources.  Additionally, the Keyes plant has ready access to biogas through its existing infrastructure for the production of advanced biofuels under the approved EPA milo pathway.  We have also entered into a multi-year contract with Chromatin, Inc., an advanced milo seed and technology provider, to establish a multi-thousand acre local milo growing program with farmers in California’s Central Valley.  In 2014, we were awarded a $3 million dollar matching grant from the California Energy Commission for the acquisition of milo for the production of lower carbon fuel ethanol, and to fully develop the in-state milo growing program. We started receiving proceeds from the grant in 2016.

  Leverage technology for the development and production of additional advanced biofuels and renewable chemicals. In July 2011, we acquired Zymetis, Inc., a biochemical research and development firm, with several patents pending and in-process R&D utilizing the Z-microbe™ to produce renewable chemicals and advanced fuels from renewable feedstocks. We have been awarded ten patents for the production of advanced biofuels.  Our objective is to continue to commercialize this technology and expand the production of advanced biofuel technologies and other bio-chemicals in the United States.

Diversify and expand revenue and cash flow by continuing to develop and adopt value-added byproduct processing systems.  During April 2012, we installed a distillers corn oil extraction unit at the Keyes plant and began extracting corn oil for sale into the livestock feed market beginning in May 2012.  During 2014, we installed a second oil extraction system to further improve corn oil yields from this process. We continue to evaluate and, as allowed by available financing and incremental profitability, adopt additional value-added processes that increase the value of the ethanol, distillers grain, corn oil and CO 2 produced at the Keyes plant, including adding liquefied CO 2 processing capability.

Joint venture or license our technologies to other ethanol and biodiesel plants.  After developing and commercially demonstrating technologies at the Keyes and/or Kakinada plants, we plan to explore and evaluate opportunities for joint ventures or to license our technologies to the other approximately 200 ethanol plants and hundreds of biodiesel plants in the U.S., as well as plants in Brazil, Argentina, India and elsewhere.

Evaluate and pursue technology acquisition opportunities.  We intend to evaluate and pursue opportunities to acquire technologies and processes that result in accretive value opportunities as financial resources and business prospects make the acquisition of these technologies advisable. In addition, we may also seek to acquire, enter into licensing agreements with or form joint ventures with companies that offer prospects for the adoption of accretive technologies.

Acquire additional biofuels production facilities . There are approximately 200 ethanol plants in the U.S. that could be upgraded to expand revenues and improve cash flow using technology commercially deployed or licensed by us.  On an opportunistic basis, we will evaluate the benefit of acquiring ownership of a portion of or all of other biodiesel production facilities, or entering into joint-venture or licensing agreements with other ethanol, renewable diesel or renewable jet fuel facilities.

India

We own and operate a biodiesel production facility in Kakinada, India (the Kakinada plant) with a nameplate capacity of 150,000 metric tons per year, which is equal to 50 million gallons per year.  We believe this facility is one of the largest biodiesel production facilities in India on a nameplate capacity basis.  Our objective is to continue to capitalize on the substantial growth potential of the industry in India and established markets in the EU and U.S.

The market for biodiesel improved during early 2015 upon deregulation of the diesel market prices in India, the elimination of the inverted tax on feedstock, and the government approval to sell biodiesel to bulk customers.  Our production of biodiesel in 2015 increased compared to 2014 due to these policy changes. During 2015, we secured a major fleet customer, who has demonstrated the viability of operating a fleet of vehicles using biodiesel.

In 2015, we produced two products at the Kakinada plant: biodiesel and refined glycerin.  Crude glycerin produced as a by-product of the biodiesel production was further processed into refined glycerin.

The following table sets forth information about our production and sales of biodiesel and refined glycerin in 2015 and 2014:

	2015	2014	% Change
Biodiesel
Tons sold (1)	19,523	9,036	116%
Average Sales Price/Ton	$724	$985	-26%
Refined Glycerin
Tons sold	4,653	2,236	108%
Average Sales Price/Ton	$668	$933	-28%

(1)	1 metric ton is equal to 1,000 kilograms (approximately 2,204 pounds).

During the three months ended March 31, 2016, we sold 6,750 metric tons of biodiesel at an average price of $663 per metric ton and 1,408 metric tons of refined glycerin at an average price of $568 per metric ton.

The Kakinada plant was originally designed to include four production units:  biodiesel, refined glycerin, oil refining and fractionation.  To date, the biodiesel, refined glycerin and oil refining units have been completed.  In order to complete the fractionation unit, we will need to purchase and install additional equipment at an additional cost of approximately $2 million.

Biodiesel pricing in India is indexed to the price of petroleum diesel, and as such, the increase in the price of petroleum diesel is expected to favorably impact the profitability of our Indian operations.

Key elements of our strategy include:

Capitalize on recent policy changes by the Government of India, particularly those reducing the subsidies on diesel, reducing unfair taxation of feedstock and reducing restrictions on sales of fuel into the transportation markets .  We plan to expand our marketing channels for the traditional bulk and transportation biodiesel markets, which are becoming more economically attractive as a result of reduced government subsidies on petroleum diesel (biodiesel is not subsidized in India) and policies to further open sales into the bulk fuel markets.

Expand alternative market demand for biodiesel and its byproducts.  We plan to create additional demand for our biodiesel and its byproducts by developing additional alternative markets.  In 2011, we began selling biodiesel to textile manufacturers for use as an anti-static chemical.  In the first quarter of 2012, we completed glycerin refining and oil pre-treatment units and began selling refined glycerin to manufacturers of paints and adhesives.  In 2012, our India subsidiary received an Indian Pharmacopeia license, which enables the sale of refined glycerin to the pharmaceutical industry in India.

Continue to develop international markets.   We expect to increase sales by selling our biodiesel into international markets.  During 2014, we completed the construction of a biodiesel distillation column, which allows us to produce a high-quality biodiesel product meeting European Union standards.  We received the certifications necessary to meet the International Sustainability and Carbon Certification (ISCC) standard, allowing for further access to European markets for our biodiesel products.  During 2015, we obtained the pathway certification permitting importation of biodiesel into California.

Diversify our feedstocks from India and international sources.   We designed our Kakinada plant with the capability to produce biodiesel from multiple feedstocks.  In 2009, we began to produce biodiesel from non-refined palm oil (NRPO).  During 2014, we further diversified our feedstock with the introduction of animal oils and fats, which we used for the production of biodiesel to be sold into the European markets.  The Kakinada plant is capable of producing biodiesel from used cooking oil (UCO), which can be supplied from China, the Middle East and other foreign markets, as well as domestic India suppliers.

Develop and commercially deploy technologies to produce high-margin products. The technology applicable to the Keyes plant for the upgrade of corn oil into valuable, high-margin products also applies to the Kakinada plant in India.  By using the existing equipment, process controls, utilities and personnel at the Kakinada plant, we plan to produce high-value products more quickly and at a lower capital and operating cost than greenfield projects.

Our History

 We were incorporated in Nevada in 2006 under the name American Ethanol, Inc.  We completed a reverse merger of American Ethanol, Inc. with Marwich II, Ltd., a public shell company, on December 7, 2007. For accounting purposes, the reverse merger was treated as a reverse acquisition with American Ethanol as the acquirer and Marwich as the acquired party. After consummation of the reverse merger, we changed our name to AE Biofuels, Inc.

In 2011, we acquired Zymetis, Inc., a biotechnology company with a patented organism that enables the production of renewable advanced biofuels and biochemicals.  As a part of the acquisition, we changed our name to Aemetis, Inc.  In 2012, we acquired all of the outstanding shares of Cilion, Inc., and thereby acquired the Keyes plant.

Our Offices

We maintain our principal executive offices and corporate headquarters at 20400 Stevens Creek Blvd., Suite 700, Cupertino, CA 95014 .  Our telephone number is (408) 213-0940.  Our website is www.aemetis.com.  Other than as described in “Where You Can Find More Information” below, the information on, or that can be accessed through, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.  Our website address is included as an inactive textual reference only.

Recent Developments

On April 29, 2016, we entered into an Agreement and Plan of Merger with EdenIQ, Inc., a Delaware Corporation, under which we will acquire all of EdenIQ’s outstanding shares in a stock plus cash merger transaction. Subject to customary closing conditions and approvals, EdenIQ will operate as a wholly owned subsidiary of Aemetis upon completion of the transaction.

The Offering

Issuer	Aemetis, Inc.
Securities Offered	Shares of our common stock having an aggregate offering price of up to $10,000,000.
Manner of Offering
We have entered into an At Market Issuance Sales Agreement, or the sales agreement, with FBR Capital Markets & Co., or FBR, and MLV & Co. LLC , or MLV and together with FBR, the distribution agents, dated March 23, 2016, relating to the sale of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, under this prospectus supplement we may offer and sell shares of our common stock, $0.001 per share, having an aggregate offering price of up to $10,000,000 from time to time through the distribution agents, acting as our agents. Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Stock Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices, and/or any other method permitted by law. See the section entitled “Plan of Distribution” on page S-24 of this prospectus supplement.

Nasdaq Symbol	“AMTX.”
Use of Proceeds
We intend to use the net proceeds of this offering for working capital, repayment of debt, the purchase of cellulosic ethanol processing equipment, and general corporate purposes. See the section entitled “Use of Proceeds” on page S-20 of this prospectus supplement.

Risk Factors
Investing in our common stock involves risks.  You should carefully consider the risks described under “Risk Factors” in this prospectus supplement, in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in our common stock.

RISK FACTORS

An investment in our securities involves a high degree of risk.  Before deciding whether to invest in our securities, you should carefully consider the risks described below, together with the other information in this prospectus supplement and the accompanying prospectus and the information contained in our other filings with the SEC as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering.  If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be seriously harmed.  This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment .

We operate in an evolving industry that presents numerous risks beyond our control that are driven by factors that cannot be predicted.  Should any of the risks described in this section or in the documents incorporated by reference in this report actually occur, our business, results of operations, financial condition, or stock price could be materially and adversely affected.  Investors should carefully consider the risk factors discussed below, in addition to the other information in this report, before making any investment in our securities.

Risks Related to our Overall Business

 We are currently not profitable and historically, we have incurred significant losses.  If we incur continued losses, we may have to curtail our operations, which may prevent us from successfully operating and expanding our business.

Historically, we have relied upon cash from debt and equity financing activities to fund substantially all of the cash requirements of our activities.  As of March 31, 2016, we had an accumulated deficit of approximately $119.4 million.  For our fiscal years ended December 31, 2015 and 2014, we reported a net loss of $27.1 million and net income of $7.1 million, respectively.  During the three months ended March 31, 2016, we reported a net loss of $5.1 million. Despite 2014 profitability and positive cash flow from operations, we may incur losses for an indeterminate period of time and may not achieve consistent profitability.  An extended period of losses or negative cash flow may prevent us from successfully operating and expanding our business.

We are dependent upon our working capital agreements with J.D. Heiskell and Secunderabad Oils Limited.

Our ability to operate our Keyes plant depends on maintaining our working capital agreement with J.D. Heiskell, and our ability to operate the Kakinada plant depends on maintaining our working capital agreement with Secunderabad Oils Limited (the “Secunderabad Agreement”).  The Heiskell Agreement provides for an initial term of one year with automatic one-year renewals; provided, however, that J.D. Heiskell may terminate the agreement by notice 90 days prior to the end of the initial term or any renewal term.  The current term extends through December 31, 2016.  In addition, the agreement may be terminated at any time upon a default, such as payment default, bankruptcy, acts of fraud or material breach under one of our related agreements with J.D. Heiskell.  The Secunderabad Agreement may be terminated at any time by either party upon written notice.  If we are unable to maintain these strategic relationships, we will be required to locate alternative sources of working capital and corn or sorghum supply, which we may be unable to do in a timely manner or at all.  If we are unable to maintain our current working capital arrangements or locate alternative sources of working capital, our ability to operate our plants will be negatively affected.

Disruptions in ethanol production infrastructure may adversely affect our business, results of operations and financial condition.

Our business depends on the continuing availability of rail, road, port, and storage and distribution infrastructure. In particular, due to limited storage capacity at the Keyes plant and other considerations related to production efficiencies, the Keyes plant depends on just-in-time delivery of corn and milo. The delivery and transformation of feedstock requires a significant and uninterrupted supply of corn and milo, principally delivered by rail, as well as other raw materials and energy, primarily electricity and natural gas. The prices of rail, electricity and natural gas have fluctuated significantly in the past and may fluctuate significantly in the future. The national rail system, as well as local electricity and gas utilities may not be able to reliably supply the rail logistics, electricity and natural gas that the Keyes plant will need or may not be able to supply those resources on acceptable terms. Any disruptions in the ethanol production infrastructure, whether caused by labor difficulties, earthquakes, storms, other natural disasters or human error or malfeasance or other reasons, could prevent timely deliveries of corn, milo or other raw materials and energy and may require the Keyes plant to halt production which could have a material adverse effect on our business, results of operations and financial condition.

Our results from operations are primarily dependent on the spread between the feedstock and energy we purchase and the fuel, animal feed and other products we sell.

 The results of our ethanol production business in the U.S. are significantly affected by the spread between the cost of the corn and natural gas that we purchase and the price of the ethanol, WDG and corn oil that we sell. Similarly, in India our biodiesel business is primarily dependent on the price difference between the costs of the feedstock we purchase (principally NRPO and crude glycerin) and the products we sell (principally distilled biodiesel and refined glycerin).  The markets for ethanol, biodiesel, WDG, corn oil and glycerin are highly volatile and subject to significant fluctuations.  Any decrease in the spread between prices of the commodities we buy and sell, whether as a result of an increase in feedstock prices or a reduction in ethanol or biodiesel prices, would adversely affect our financial performance and cash flow and may cause us to suspend production at either of our plants.

 The price of ethanol is volatile and subject to large fluctuations, and increased ethanol production may cause a decline in ethanol prices or prevent ethanol prices from rising, either of which could adversely impact our results of operations, cash flows and financial condition.

 The market price of ethanol is volatile and subject to large fluctuations. The market price of ethanol is dependent upon many factors, including the supply of ethanol and the demand for gasoline, which is in turn dependent upon the price of petroleum, which is also highly volatile and difficult to forecast.  Fluctuations in the market price of ethanol may cause our profitability or losses to fluctuate significantly.  In addition, domestic ethanol production capacity increased significantly in the last decade.  Demand for ethanol may not increase commensurately with increases in supply, which could lead to lower ethanol prices. Demand for ethanol could be impaired due to a number of factors, including regulatory developments and reduced United States gasoline consumption. Reduced gasoline consumption has occurred in the past and could occur in the future as a result of increased gasoline or oil prices.

Decreasing gasoline prices may negatively impact the selling price of ethanol which could reduce our ability to operate profitably .

The price of ethanol tends to change in relation to the price of gasoline. Recently, as a result of a number of factors including the current world economy, the price of gasoline has decreased. In correlation to the decrease in the price of gasoline, the price of ethanol has also decreased. Decreases in the price of ethanol reduce our revenue. Our profitability depends on a favorable spread between our corn and natural gas costs and the price we receive for our ethanol. If ethanol prices fall during times when corn and/or natural gas prices are high, we may not be able to operate profitably.

  We may be unable to execute our business plan.

 The value of our long-lived assets is based on our ability to execute our business plan and generate sufficient cash flow to justify the carrying value of our assets.  Should we fall short of our cash flow projections, we may be required to write down the value of these assets under accounting rules and further reduce the value of our assets.  We can make no assurances that future cash flows will develop and provide us with sufficient cash to maintain the value of these assets, thus avoiding future impairment to our asset carrying values.  As a result, we may need to write down the carrying value of our long-lived assets.

 In addition, we intend to modify or adapt third party technologies at the Keyes plant and at the Kakinada plant to accommodate alternative feedstocks and improve operations.  After we design and engineer a specific integrated upgrade to either or both plants to allow us to produce products other than their existing products, we may not receive permission from the regulatory agencies to install the process at one or both plants.  Additionally, even if we are able to install and begin operations of an integrated advanced fuels and/or bio-chemical plant, we cannot assure you that the technology will work and produce cost effective products because we have never designed, engineered nor built this technology into an existing bio-refinery.  Similarly, our plans to add a CO2 conversion unit at the Keyes plant may not be successful as a result of financing, issues in the design or construction process, or our ability to sell liquid CO2 at cost effective prices.  Any inability to execute our business plan may have a material adverse effect on our operations, financial position and ability to pay dividends and continue as a going concern.

  We are dependent on, and vulnerable to any difficulties of, our principal suppliers and customers.

 We buy all of the feedstock for the Keyes plant from one supplier, J.D. Heiskell.  Under the Heiskell Agreement, we are only permitted to purchase feedstock from other suppliers upon the satisfaction of certain conditions.  In addition, we have contracted to sell all of the WDG, CDS, corn oil and ethanol we produce at the Keyes plant to J.D. Heiskell.  J.D. Heiskell, in turn, sells all ethanol produced at the Keyes plant to Kinergy Marketing and all WDG and syrup to A.L. Gilbert.  If J.D. Heiskell were to fail to deliver adequate feedstock to the Keyes plant or fail to purchase all the product we produce, if Kinergy were to fail to purchase all of the ethanol we produce, if A.L. Gilbert were to fail to purchase all of the WDG and syrup we produce, or if any of them were otherwise to default on our agreements with them or fail to perform as expected, we may be unable to find replacement suppliers or purchasers, or both, in a reasonable time or on favorable terms, any of which could materially adversely affect our results from operations and financial results.

  We are currently in default on our term loan with the State Bank of India.

On March 10, 2011, Universal Biofuels Private Limited (“UBPL”), our India operating subsidiary, received a demand notice from the State Bank of India under the Agreement of Loan for Overall Limit dated as of June 26, 2008. The notice informed UBPL that an event of default had occurred for failure to make an installment payment on the loan commencing June 2009 and demanded repayment of the entire outstanding indebtedness of 19.60 crore rupees (approximately $3.2 million) together with all accrued interest thereon and any applicable fees and expenses.  Upon the occurrence and during the continuance of an Event of Default, interest accrues at the default interest rate of 2% above the State Bank of India Advance Rate. The default period began on July 1, 2009 when the principal payment was deemed past due; and we have accrued interest at the default rate since the beginning of the default period.  On August 22, 2015, UBPL received from the State Bank of India, a One Time Settlement Sanction Letter allowing for, among other things, four payments over a 360 day period amounting to $4.3 million, an interest rate holiday for 15 days after which the interest rate is payable at a rate of 2% above the base rate of Reserve Bank of India and certain releases by both parties. Upon performance under the agreement, including the payment of all stipulated amounts, UBPL will receive relief for prior accrued interest in the amount of approximately $2.1 million.

 We may be unable to repay or refinance our Third Eye Capital Notes upon maturity.

 Under our note facilities with Third Eye Capital Corporation (“Third Eye Capital”), we owe approximately $69.0 million, excluding debt discounts, as of March 31, 2016.  Our indebtedness and interests payments under these note facilities are currently substantial and may adversely affect our cash flow, cash position and stock price.  These notes are currently due in April 2017 although the maturity can be extended to March 2018 upon payment of certain fees.  We have been able to extend our indebtedness in the past, but we may not be able to continue to extend the maturity of these notes.  We may not have sufficient cash available at the time of maturity to repay this indebtedness.  We have default covenants that may accelerate the maturities of these notes.  We may not have sufficient assets or cash flow available to support refinancing these notes at market rates or on terms that are satisfactory to us.  If we are unable to extend the maturity of the notes or refinance on terms satisfactory to us, we may be forced to refinance on terms that are materially less favorable, seek funds through other means such as a sale of some of our assets or otherwise significantly alter our operating plan, any of which could have a material adverse effect on our business, financial condition and results of operations. Additionally, if we are unable to amend our current note purchase agreement with Third Eye Capital, our ability to pay dividends could be restrained.

Our business is dependent on external financing and cash from operations to service debt and provide future growth.

  The adoption of new technologies at our ethanol and biodiesel plants and our working capital requirements are financed in part through debt facilities.  We may need to seek additional financing to continue or grow our operations.  However, generally unfavorable credit market conditions may make it difficult to obtain necessary capital or additional debt financing on commercially viable terms or at all.  If we are unable to pay our debt we may be forced to delay or cancel capital expenditures, sell assets, restructure our indebtedness, seek additional financing, or file for bankruptcy protection.  Debt levels or debt service requirements may limit our ability to borrow additional capital, make us vulnerable to increases in prevailing interest rates, subject our assets to liens, limit our ability to adjust to changing market conditions, or place us at a competitive disadvantage to our competitors.  Should we be unable to generate enough cash from our operations or secure additional financing to fund our operations and debt service requirements, we may be required to postpone or cancel growth projects, reduce our operations, or may be unable to meet our debt repayment schedules.  Any one of these events would likely have a material adverse effect on our operations and financial position.

There can be no assurance that our existing cash flow from operations will be sufficient to sustain operations and to the extent that we are dependent on credit facilities to fund operations or service debt, there can be no assurances that we will be successful at securing funding from our senior lender or significant shareholders. Should we require additional financing, there can be no assurances that the additional financing will be available on terms satisfactory to us.  Our ability to identify and enter into commercial arrangements with feedstock suppliers in India depends on maintaining our operations agreement with Secunderabad Oil Limited, who is currently providing us with working capital for our Kakinada facility.  If we are unable to maintain this strategic relationship, our business may be negatively affected.  In addition, the ability of Secunderabad to continue to provide us with working capital depends in part on the financial strength of Secunderabad and its banking relationships.  If Secunderabad is unable or unwilling to continue to provide us with working capital, our business may be negatively affected.  Our ability to enter into commercial arrangements with feedstock suppliers in California depends on maintaining our operations agreement with J.D. Heiskell, who is currently providing us with working capital for our Keyes plant.  If we are unable to maintain this strategic relationship, our business may be negatively affected.  In addition, the ability of J.D. Heiskell to continue to provide us with working capital depends in part on the financial strength of J.D. Heiskell and its banking relationships.  If J.D. Heiskell is unable or unwilling to continue to provide us with working capital, our business may be negatively affected.  There is no assurance that UBPL or we will be able to obtain alternative funding in the event the State Bank of India demands payment and immediate acceleration would have a significant adverse impact on UBPL or our near term liquidity and our ability to operate our Kakinada plant.  Our consolidated financial statements do not include any adjustments to the classification or carrying values of our assets or liabilities that might be necessary as a result of the outcome of this uncertainty.

 We may not receive the funds we expect under our EB-5 program.

The EB-5 program allows for the issuance of up to 72 subordinated convertible promissory notes, each in the amount of $0.5 million due and payable four years from the date of the note for a total aggregate principal amount of up to $36.0 million. Deposits held in escrow pending investor approval by the U.S. Citizenship and Immigration Services (“USCIS”) were $12.0 million at March 31, 2016. While $12.0 million of EB-5 program funds have been received into escrow as of March 31, 2016, the release of those funds to us is subject to the approval of the USCIS, which could take a year or more to obtain.  Additionally, the USCIS could deny approval of the loans, and then we would not receive some or all of the subscribed funds.  If the USCIS takes longer to approve the release of funds in escrow, or does not approve the loans at all, it would have a material adverse effect on our cash flows available for operations, and thus could have a material adverse effect on our results of operations.

  We face competition for our bio-chemical and transportation fuels products from providers of petroleum-based products and from other companies seeking to provide alternatives to these products, many of whom have greater resources and experience than we do, and if we cannot compete effectively against these companies we may not be successful.

Our renewable products compete with both the traditional, largely petroleum-based bio-chemical and fuels products that are currently being used in our target markets and with the alternatives to these existing products that established enterprises and new companies are seeking to produce.  The oil companies, large chemical companies and well-established agricultural products companies with whom we compete are much larger than we are, and have, in many cases, well developed distribution systems and networks for their products.

In the transportation fuels market, we compete with independent and integrated oil refiners, advanced biofuels companies and biodiesel companies. Refiners compete with us by selling traditional fuel products and some are also pursuing hydrocarbon fuel production using non-renewable feedstocks, such as natural gas and coal, as well as processes using renewable feedstocks, such as vegetable oil and biomass. We also expect to compete with companies that are developing the capacity to produce diesel and other transportation fuels from renewable resources in other ways.

 With the emergence of many new companies seeking to produce chemicals and fuels from alternative sources, we may face increasing competition from alternative fuels and chemicals companies. As they emerge, some of these companies may be able to establish production capacity and commercial partnerships to compete with us. If we are unable to establish production and sales channels that allow us to offer comparable products at attractive prices, we may not be able to compete effectively with these companies.

 The high concentration of our sales within the ethanol production industry could result in a significant reduction in sales and negatively affect our profitability if demand for ethanol declines.

 We expect our U.S. operations are to be substantially focused on the production of ethanol and its co-products for the foreseeable future. We may be unable to shift our business focus away from the production of ethanol to other renewable fuels or competing products. Accordingly, an industry shift away from ethanol or the emergence of new competing products may reduce the demand for ethanol. A downturn in the demand for ethanol could materially and adversely affect our sales and profitability.

 Our operations are subject to environmental, health, and safety laws, regulations, and liabilities.

 Our operations are subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, access to and impacts on water supply, and the health and safety of our employees.  In addition, our operations and sales in India subject us to risks associated with foreign laws, policies and regulations.  Some of these laws and regulations require our facilities to operate under permits or licenses that are subject to renewal or modification.  These laws, regulations and permits can require expensive emissions testing and pollution control equipment or operational changes to limit actual or potential impacts to the environment.  Violations of these laws and regulations or permit or license conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and facility shutdowns.  We may not be at all times in compliance with these laws, regulations, permits or licenses or we may not have all permits or licenses required to operate our business.  We may be subject to legal actions brought by environmental advocacy groups and other parties for actual or alleged violations of environmental laws, permits or licenses.  In addition, we may be required to make significant capital expenditures on an ongoing basis to comply with increasingly stringent environmental laws, regulations, permit and license requirements.

 We may be liable for the investigation and cleanup of environmental contamination at the Keyes plant and at off-site locations where we arrange for the disposal of hazardous substances.  If hazardous substances have been or are disposed of or released at sites that undergo investigation or remediation by regulatory agencies, we may be responsible under CERCLA or other environmental laws for all or part of the costs of investigation and remediation, and for damage to natural resources.  We also may be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from those properties. Some of these matters may require us to expend significant amounts for investigation, cleanup or other costs.

 New laws, new interpretations of existing laws, increased governmental enforcement of environmental laws or other developments could require us to make additional significant expenditures.  Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at our production facilities.  Environmental laws and regulations applicable to our operations now or in the future, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial expenditures that could have a negative impact on our results of operations and financial condition.

 Emissions of carbon dioxide resulting from manufacturing ethanol are not currently subject to permit requirements.  If new laws or regulations are passed relating to the production, disposal or emissions of carbon dioxide, we may be required to incur significant costs to comply with such new laws or regulations.

 Our business is affected by greenhouse gas and climate change regulation.

 The operations at our Keyes plant will result in the emission of carbon dioxide into the atmosphere.  In March 2010, the EPA released its final regulations on the Renewable Fuels Standard Program, or RFS.  We believe the EPA’s final RFS regulations grandfather the Keyes facility we operate at its current capacity, however, compliance with future legislation may require us to take action unknown to us at this time that could be costly, and require the use of working capital, which may or may not be available, preventing us from operating as planned, which may have a material adverse effect on our operations and cash flow.

A change in government policies may cause a decline in the demand for our products.

The domestic ethanol industry is highly dependent upon a myriad of federal and state regulations and legislation, and any changes in legislation or regulation could adversely affect our results of operations and financial position.  Other federal and state programs benefiting ethanol generally are subject to U.S. government obligations under international trade agreements, including those under the World Trade Organization Agreement on Subsidies and Countervailing Measures, and may be the subject of challenges, in whole or in part.  Growth and demand for ethanol and biodiesel is largely driven by federal and state government mandates or blending requirements, such as Renewable Fuel Standard (“RFS”).  Any change in government policies could have a material adverse effect our business and the results of our operations.

 Ethanol can be imported into the United States duty-free from some countries, which may undermine the domestic ethanol industry.  Production costs for ethanol in these countries can be significantly less than in the United States and the import of lower price or lower carbon value ethanol from these countries may reduce the demand for domestic ethanol and depress the price at which we sell our ethanol.

 Waivers of the RFS minimum levels of renewable fuels included in gasoline could have a material adverse effect on our results of operations.  Under the Energy Policy Act, the U.S. Department of Energy, in consultation with the Secretary of Agriculture and the Secretary of Energy, may waive the renewable fuels mandate with respect to one or more states if the Administrator of the EPA determines that implementing the requirements would severely harm the economy or the environment of a state, a region or the nation, or that there is inadequate supply to meet the requirement.  Any waiver of the RFS with respect to one or more states would reduce demand for ethanol and could cause our results of operations to decline and our financial condition to suffer.

After proposing a waiver to reduce the RFS in late 2013, the EPA set forth a rule making process and public comment period that significantly delayed the release of final volumetric requirements for 2014, 2015, and 2016. On November 30, 2015, the EPA set volumes for the advanced biofuel and renewable fuel categories that are lower than the statutory levels in the Energy Independence and Security Act of 2007, the law that created the second phase of the RFS (the RFS categories are nested: cellulosic biofuel and biomass-based diesel are both subsets of advanced biofuel, which is a subset of renewable fuel). At the point the final rule was released, 2014 had passed and there was only one month remaining in 2015; volumes for these years were therefore set based on actual biofuel production. The final levels were above the previously proposed levels, but still below the levels called for by Congress in the law. The original corn-based ethanol targets under the RFS call for 15.0 billion gallons in 2015 and 2016. The EPA finalized these targets at 14.05 billion gallons for 2015 and 14.5 billion gallons for 2016.

Final Renewable Fuel Volumes	2014	2015	2016	2017
Cellulosic Biofuel (million gallons)	33	123	230	n/a
Biomass Based Diesel (billion gallons)	1.63	1.73	1.90	2.0
Advanced Biofuels (billion gallons)	2.67	2.88	3.61	n/a
Renewable Fuel (billion gallons)	16.28	16.93	18.11	n/a

 We may encounter unanticipated difficulties in converting the Keyes plant to accommodate alternative feedstocks, new chemicals used in the fermentation and distillation process or new mechanical production equipment.

 In order to improve the operations of the Keyes plant and execute on our business plan, we intend to modify the Keyes plant to accommodate alternative feedstocks and new chemical and/or mechanical production processes. We may not be able to successfully implement these modifications, and they may not function as we expect them to. These modifications may cost significantly more to complete than our estimates.  The Keyes plant may not operate at nameplate capacity once the changes are complete.  If any of these risks materialize, they could have a material adverse impact on our results of operation and financial position.

  We may be subject to liabilities and losses that may not be covered by insurance.

 Our employees and facilities are subject to the hazards associated with producing ethanol and biodiesel.  Operating hazards can cause personal injury and loss of life, damage to, or destruction of, property, plant and equipment and environmental damage.  We maintain insurance coverage in amounts and against the risks that we believe are consistent with industry practice.  However, we could sustain losses for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage.  Events that result in significant personal injury or damage to our property or to property owned by third parties or other losses that are not fully covered by insurance could have a material adverse effect on our results of operations and financial position.

 Insurance liabilities are difficult to assess and quantify due to unknown factors, including the severity of an injury, the determination of our liability in proportion to other parties, the number of incidents not reported and the effectiveness of our safety program.  If we were to experience insurance claims or costs above our coverage limits or that are not covered by our insurance, we might be required to use working capital to satisfy these claims rather than to maintain or expand our operations.  To the extent that we experience a material increase in the frequency or severity of accidents or workers’ compensation claims, or unfavorable developments on existing claims, our operating results and financial condition could be materially and adversely affected.

  Our success depends in part on recruiting and retaining key personnel and, if we fail to do so, it may be more difficult for us to execute our business strategy.

 Our success depends on our continued ability to attract, retain and motivate highly qualified management, manufacturing and scientific personnel, in particular our Chairman and Chief Executive Officer, Eric McAfee.  We do not maintain any key man insurance. Competition for qualified personnel in the renewable fuel and bio-chemicals manufacturing fields is intense.  Our future success will depend on, among other factors, our ability to retain our current key personnel and attract and retain qualified future key personnel, particularly executive management.  Failure to attract or retain key personnel could have a material adverse effect on our business and results of operations.

 Our operations subject us to risks associated with foreign laws, policies, regulations, and markets.

 Our sales and manufacturing operations in foreign countries are subject to the laws, policies, regulations, and markets of the countries in which we operate.  As a result, our foreign manufacturing operations and sales are subject to inherent risks associated with the countries in which we operate.  Risks involving our foreign operations include differences or unexpected changes in regulatory requirements, political and economic instability, terrorism and civil unrest, work stoppages or strikes, natural disasters, interruptions in transportation, restrictions on the export or import of technology, difficulties in staffing and managing international operations, variations in tariffs, quotas, taxes, and other market barriers, longer payment cycles, changes in economic conditions in the international markets in which our products are sold, and greater fluctuations in sales to customers in developing countries.  If we are unable to effectively manage the risks associated with our foreign operations, our business may experience a material adverse effect on the results of our operations or financial condition.

 We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act.

 Our operations in countries outside the United States, including our operations in India, are subject to anti-corruption laws and regulations, including restrictions imposed by the U.S. Foreign Corrupt Practices Act (the “FCPA”). The FCPA and similar anti-corruption laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments to government officials for the purpose of obtaining or retaining business. We operate in parts of the world that have experienced governmental corruption to some degree and, in certain circumstances; strict compliance with anti-corruption laws may conflict with local customs and practices.

 Our employees and agents interact with government officials on our behalf, including interactions necessary to obtain licenses and other regulatory approvals necessary to operate our business. These interactions create a risk that actions may occur that could violate the FCPA or other similar laws.

 Although we have policies and procedures designed to promote compliance with local laws and regulations as well as U.S. laws and regulations, including the FCPA, there can be no assurance that all of our employees, consultants, contractors and agents will abide by our policies. If we are found to be liable for violations of the FCPA or similar anti-corruption laws in other jurisdictions, either due to our own acts or out of inadvertence, or due to the acts or inadvertence of others, we could suffer from criminal or civil penalties which could have a material and adverse effect on our results of operations, financial condition and cash flows.

A substantial portion of our assets and operations are located in India, and we are subject to regulatory, economic and political uncertainties in India.

 Certain of our principal operating subsidiaries are incorporated in India, and a substantial portion of our assets are located in India. We intend to continue to develop and expand our facilities in India.  The Indian government has exercised and continues to exercise significant influence over many aspects of the Indian economy. India’s government has traditionally maintained an artificially low price for certain commodities, including diesel fuel, through subsidies, but has recently begun to reduce such subsidies, which benefits us.  We cannot assure you that liberalization policies will continue. Various factors, such as changes in the current federal government, could trigger significant changes in India’s economic liberalization and deregulation policies and disrupt business and economic conditions in India generally and our business in particular.  Our financial performance may be adversely affected by general economic conditions and economic and fiscal policy in India, including changes in exchange rates and controls, interest rates and taxation policies, as well as social stability and political, economic or diplomatic developments affecting India in the future.

 Currency fluctuations between the Indian Rupee and the U.S. dollar could have a material adverse effect on our results of operations.

 A substantial portion of our revenues are denominated in Rupees. We report our financial results in U.S. dollars. The exchange rates between the Rupee and the U.S. dollar have changed substantially in recent years and may fluctuate substantially in the future.  We do not currently engage in any formal currency hedging of our foreign currency exposure, and our results of operations may be adversely affected if the Rupee fluctuates significantly against the U.S. dollar.

  We are a holding company and there are significant limitations on our ability to receive distributions from our subsidiaries.

 We conduct substantially all of our operations through subsidiaries and are dependent on cash distributions, dividends or other intercompany transfers of funds from our subsidiaries to finance our operations. Our subsidiaries have not made significant distributions to us and may not have funds available for dividends or distributions in the future.  The ability of our subsidiaries to transfer funds to us will be dependent upon their respective abilities to achieve sufficient cash flows after satisfying their respective cash requirements, including subsidiary-level debt service on their respective credit agreements. Our current credit agreement, the Third Eye Capital Note Purchase Agreement, as amended from time to time, described in the Notes to Consolidated Condensed Financial Statements, requires us to obtain the prior consent of Third Eye Capital, as the Administrative Agent of the Note holders, to make cash distributions or any intercompany fund transfers. The ability of our Indian operating subsidiary to transfer funds to us is restricted by Indian laws and may be adversely affected by U.S. federal income tax laws.  Under Indian laws, our capital contributions, or future capital contributions, to our Indian operation cannot be remitted back to the U.S. Remittance of funds by our Indian subsidiary to us may subject us to significant tax liabilities under U.S. federal income tax laws.

  Our Chief Executive Officer has outside business interests which could require time and attention.

 Eric McAfee, our Chairman and Chief Executive Officer, has outside business interests which include his ownership of McAfee Capital.  Although Mr. McAfee’s employment agreement requires that he devote reasonable business efforts to our company and prohibits him from engaging in any competitive employment, occupational and consulting services, this agreement also permits him to devote time to his outside business interests consistent with past practice.  As a result, these outside business interests could interfere with Mr. McAfee’s ability to devote time to our business and affairs.

 Our business may be subject to natural forces beyond our control.

 Earthquakes, floods, droughts, tsunamis, and other unfavorable weather conditions may affect our operations.  Natural catastrophes may have a detrimental effect on our supply and distribution channels, causing a delay or preventing of our receipt of raw materials from our suppliers or delivery of finished goods to our customers.  In addition, weather conditions may adversely impact the planting, growth, harvest, storage, and general availability of any number of the products we may process at our facilities or sell to our customers.  The severity of these occurrences, should they ever occur, will determine the extent to which and if our business is materially and adversely affected.

Our ability to utilize our NOL carryforwards may be limited.

Under the Internal Revenue Code of 1986, as amended (the “Code”), a corporation is generally allowed a deduction in any taxable year for net operating losses (“NOL”) carried over from prior taxable years. As of December 31, 2015, we had U.S. federal NOL carryforwards of approximately $146.0 million and state NOL carryforwards of approximately $139.0 million.  The federal and state NOL carryforwards expire on various dates between 2027 and 2032.

Our ability to deduct these NOL carryforwards against future taxable income could be limited if we experience an “ownership change,” as defined in Section 382 of the Code. In general, an  ownership change may result from one or more transactions increasing the aggregate ownership of certain persons (or groups of persons) in our stock by more than 50 percentage points over a testing period (generally three years). Future direct or indirect changes in the ownership of our stock, including sales or acquisitions of our stock by certain stockholders and purchases and issuances of our stock by us, some of which are not in our control, could result in an ownership change. Any resulting limitation on the use of our NOL carryforwards could result in the payment of taxes above the amounts currently estimated and could have a negative effect on our future results of operations and financial position.

Non-U.S. stockholders of our common stock, in certain situations, could be subject to U.S. federal income tax on the gain from the sale, exchange or other disposition of our common stock.

Our ethanol plant in Keyes, California (which constitutes a U.S. real property interest for purposes of determining whether we are a U.S. real property holding corporation (a “USRPHC”) under the Foreign Investment in Real Property Tax Act (“FIRPTA”)), currently accounts for a significant portion of our assets. The value of our plant in Keyes, California relative to our real property located outside of the United States and other assets used in our trade or business may be uncertain and may fluctuate over time. Therefore, we may be, now or at any time while a non-U.S. stockholder owns our common stock, a USRPHC. If we are a USRPHC, certain non-U.S. stockholders may be subject to U.S. federal income tax on gain on the disposition of our stock under FIRPTA, in which case such non-U.S. stockholders would also be required to file U.S. federal income tax returns with respect to such gain. Whether the FIRPTA provisions apply depends on the amount of our stock that a non-U.S. stockholder owns and whether, at the time it disposes of our common stock, such common stock is regularly traded on an established securities market within the meaning of the applicable U.S. Treasury regulations.  Non-U.S. stockholders should consult with their own tax advisors concerning the U.S. federal income tax consequences of the sale, exchange or other disposition of our common stock.

We are subject to covenants and other operating restrictions under the terms of our debt, which may restrict our ability to engage in some business transactions.

 Our debt facilities contain covenants restricting our ability, among others, to:

●	incur additional debt;
●	make certain capital expenditures;
●	incur or permit liens to exist;
●	enter into transactions with affiliates;
●	guarantee the debt of other entities, including joint ventures;
●	pay dividends;
●	merge or consolidate or otherwise combine with another company; and
●	transfer, sell or lease our assets.

These restrictions may limit our ability to engage in business transactions that may be beneficial to us, or may restrict our ability to execute our business plan.

Operational difficulties at our facilities may negatively impact our business.

Our operations may experience unscheduled downtimes due to technical or structural failure, political and economic instability, terrorism and civil unrest, natural disasters, and other operational hazards inherent to our operations.  These hazards may cause personal injury or loss of life, severe damage to or destruction of property, equipment, or the environment, and may result in the suspension of operations or the imposition of civil or criminal penalties.  Our insurance may not be adequate to cover such potential hazards and we may not be able to renew our insurance on commercially reasonable terms or at all.  In addition, any reduction in the yield or quality of the products we produce could negatively impact our ability to market our products.  Any decrease in the quality, reduction in volume, or cessation of our operations due to these hazards would have a material adverse effect on the results of our business and financial condition.

 Our success depends on our ability to manage the growth of our operations.

 Our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources and personnel, which, if not effectively managed, could impair our growth.  The growth of our business will require significant investments of capital and management’s close attention.  If we are unable to successfully manage our growth, our sales may not increase commensurately with capital expenditures and investments.  Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, technicians and other personnel.  In addition to our plans to adopt technologies that expand our operations and product offerings at our biodiesel and ethanol plants, we may seek to enter into strategic business relationships with companies to expand our operations.  If we are unable to successfully manage our growth, we may be unable to achieve our business goals, which may have a material adverse effect on the results of our operations and financial condition.

 Our mergers, acquisitions, partnerships, and joint ventures may not be as beneficial as we anticipate.

 We have increased our operations through mergers, acquisitions, partnerships and joint ventures and intend to continue to explore these opportunities in the future.  The anticipated benefits of these transactions may take longer to realize than expected, may never be fully realized, or even realized at all.  Furthermore, partnerships and joint ventures generally involve restrictive covenants on the parties involved, which may limit our ability to manage these agreements in a manner that is in our best interest.  Future mergers, acquisitions, partnerships, and joint ventures may involve the issuance of debt or equity, or a combination of the two, as payment for or financing of the business or assets involved, which may dilute ownership interest in our business.  Any failure to adequately evaluate and address the risks of and execute on our mergers, acquisitions, partnerships, and joint ventures could have an adverse material effect on our business, results of operations, and financial position.  In connection with such acquisitions and strategic transactions, we may incur unanticipated expenses, fail to realize anticipated benefits, have difficulty incorporating the acquired businesses, our management may become distracted from our core business, and we may disrupt relationships with current and new employees, customers and vendors, incur significant debt, or have to delay or not proceed with announced transactions.  The occurrence of any of these events could have an adverse effect on our business.

Our business may be significantly disrupted upon the occurrence of a catastrophic event or cyberattack.

Our Keyes and Kakinada plants are highly automated and rely extensively on the availability of our network infrastructure and our internal technology systems. The failure of our systems due to a catastrophic event, such as an earthquake, fire, flood, tsunami, weather event, telecommunications failure, power failure, cyberattack or war, could adversely impact our business, financial results and financial condition. We have developed disaster recovery plans and maintain backup systems in order to reduce the potential impact of a catastrophic event, however there can be no assurance that these plans and systems would enable us to return to normal business operations.

 We may be unable to protect our intellectual property.

 We rely on a combination of patents, trademarks, trade name, confidentiality agreements, and other contractual restrictions on disclosure to protect our intellectual property rights.  We also enter into confidentiality agreements with our employees, consultants, and corporate partners, and control access to and distribution of our confidential information.  These measures may not preclude the disclosure of our confidential or proprietary information.  Despite efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our proprietary information.  Monitoring unauthorized use of our confidential information is difficult, and we cannot be certain that the steps we have taken to prevent unauthorized use of our confidential information, particularly in foreign countries where the laws may not protect proprietary rights as fully as in the U.S., will be effective.

 Companies in our industry aggressively protect and pursue their intellectual property rights.  From time to time, we receive notices from competitors and other operating companies, as well as notices from “non-practicing entities,” or NPEs, that claim we have infringed upon, misappropriated or misused other parties’ proprietary rights.  Our success and future revenue growth will depend, in part, on our ability to protect our intellectual property.  It is possible that competitors or other unauthorized third parties may obtain copy, use or disclose our technologies and processes, or confidential employee, customer or supplier data.  Any of our existing or future patents may be challenged, invalidated or circumvented.

 We may not be able to successfully develop and commercialize our technologies, which may require us to curtail or cease our research and development activities.

 Since 2007, we have been developing patent-pending enzyme technology to enable the production of ethanol from a combination of starch and cellulose, or from cellulose alone. In July 2011, we acquired Zymetis, Inc., a biochemical research and development firm, with several patents pending and in-process R&D utilizing the Z-microbe™ to produce renewable chemicals and advanced fuels from renewable feedstocks.  Although, the viability of our technology has been demonstrated in the lab, there can be no assurance that we will be able to commercialize our technology.  To date, we have not completed a large-scale commercial prototype of our technology and are uncertain at this time when completion of a commercial scale prototype will occur.  Commercialization risks include economic financial feasibility at commercial scale, availability of funding to complete large-scale commercial prototype, ability of Z-microbe TM  to function at commercial scale and ability to obtain regulatory approvals, and market acceptance of product.

Risks related to ownership of our stock and this offering

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds from this offering for working capital, repayment of debt, the purchase of cellulosic ethanol processing equipment, and for other general corporate purposes. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.

 If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 3,861,000 shares of our common stock are sold at a price of $2.59 per share, the last reported sale price of our common stock on The Nasdaq Stock Market on June 6, 2016 for aggregate gross proceeds of approximately $10 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $3.93 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors.

Future sales and issuances of rights to purchase common stock by us could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We may issue equity or convertible securities in the future.  To the extent we do so, our stockholders may experience substantial dilution.  We may sell common stock, convertible securities, or other equity securities in one or more transactions at prices and in a manner we determine from time to time.  If we sell common stock, convertible securities, or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales and new investors could gain rights superior to our existing stockholders.

Our stock price is highly volatile, which could result in substantial losses for investors purchasing shares of our common stock and in litigation against us.

The market price of our common stock has fluctuated significantly in the past and may continue to fluctuate significantly in the future. The market price of our common stock may continue to fluctuate in response to one or more of the following factors, many of which are beyond our control:

●	fluctuations in the market prices of ethanol and its co-products including WDG and corn oil;
●	the cost of key inputs to the production of ethanol, including corn and natural gas;
●	the volume and timing of the receipt of orders for ethanol from major customers;
●	competitive pricing pressures;
●	our ability to produce, sell and deliver ethanol on a cost-effective and timely basis;
●	the announcement, introduction and market acceptance of one or more alternatives to ethanol;
●	losses resulting from adjustments to the fair values of our outstanding warrants to purchase our common stock;
●	changes in market valuations of companies similar to us;
●	stock market price and volume fluctuations generally;
●	regulatory developments or increased enforcement;
●	fluctuations in our quarterly or annual operating results;
●	additions or departures of key personnel;
●	our inability to obtain financing; and
●	our financing activities and future sales of our common stock or other securities.

Demand for ethanol could be adversely affected by a slowdown in overall demand for oxygenate and gasoline additive products. The levels of our ethanol production and purchases for resale will be based upon forecasted demand. Accordingly, any inaccuracy in forecasting anticipated revenues and expenses could adversely affect our business. The failure to receive anticipated orders or to complete delivery in any quarterly period could adversely affect our results of operations for that period. Quarterly results are not necessarily indicative of future performance for any particular period, and we may not experience revenue growth or profitability on a quarterly or an annual basis.

The price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. In the past, securities class action litigation has often been brought against a company following periods of high stock price volatility. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and our resources away from our business.

Any of the risks described above could have a material adverse effect on our results of operations or the price of our common stock, or both.

 We do not intend to pay dividends.

We have not paid any cash dividends on any of our securities since inception and we do not anticipate paying any cash dividends on any of our securities in the foreseeable future.

 Our principal shareholders hold a substantial amount of our common stock.

As of February 22, 2016, Eric A. McAfee, our Chief Executive Officer and Chairman of the Board, Laird Q. Cagan, a former board member, in the aggregate, beneficially own 25.3% of our common stock outstanding.  In addition, the other members of our Board of Directors and management, in the aggregate, excluding Eric McAfee, beneficially own approximately 5.4% of our common stock.  Our lender, Third Eye Capital, acting as principal and an agent, beneficially owns 9.5% of our common stock.  As a result, these shareholders, acting together, will be able to influence many matters requiring shareholder approval, including the election of directors and approval of mergers and acquisitions and other significant corporate transactions. The interests of these shareholders may differ from yours and this concentration of ownership enables these shareholders to exercise influence over many matters requiring shareholder approval, may have the effect of delaying, preventing or deterring a change in control, and could deprive you of an opportunity to receive a premium for your securities as part of a sale of the company and may affect the market price of our securities.

The conversion of convertible securities and the exercise of outstanding options and warrants to purchase our common stock could substantially dilute your investment and reduce the voting power of your shares, impede our ability to obtain additional financing and cause us to incur additional expenses.

Our Series B convertible preferred stock is convertible into our common stock.  As of March 31, 2016, there were 1.3 million shares of our Series B convertible Preferred Stock outstanding, convertible into shares of our common stock on 10 to 1 ratio.  Certain of our financing arrangements, such as our EB-5 notes are convertible into shares of our common stock at fixed prices.  Additionally, there are outstanding warrants and options to acquire our common stock issued to employees, directors and others.  As of March 31, 2016, there were outstanding warrants and options to purchase 1.3 million shares of our common stock.

Such securities allow their holders an opportunity to profit from a rise in the market price of our common stock such that conversion of the securities will result in dilution of the equity interests of our common stockholders.  The terms on which we may obtain additional financing may be adversely affected by the existence and potentially dilutive impact of our outstanding convertible and other promissory notes, Series B convertible preferred stock, options and warrants. In addition, holders of our outstanding promissory notes and certain warrants have registration rights with respect to the common stock underlying those notes and warrants, the registration of which involves substantial expense.

Our articles of association contain anti-takeover provisions that could discourage beneficial takeover attempts.

Our articles of association limit the ability of others to aquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, our articles of incorporation classify our board of directors into three classes, each class to serve three-year terms, which could increase the amount of time required for a takeover bidder to obtain control of us without the cooperation of our board. Additionally, our articles of incorporation do not allow stockholders to act by written consent, which could make a takeover supported by the majority of shareholders more difficult if not also supported by our board. Either of these provisions could potentially discourage takeover offers, including some that stockholders believe to be in their best interests.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross proceeds of up to $10,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds of this offering to purchase cellulosic ethanol processing equipment, to repay debt under our note facilities with Third Eye Capital, to provide working capital and to fund general corporate purposes. In the event that less than all the securities to be offered are sold, we intend to use the net proceeds of this offering to repay debt under our note facilities with Third Eye Capital, to purchase cellulosic ethanol processing equipment and to use for working capital and general corporate purposes, in that order.

Our debt with Third Eye Capital matures on April 1, 2017, although the maturity can be extended to March 2018 upon payment of certain fees. As of March 31, 2016, such debt (net of debt discounts) includes: (i) senior secured term loans in an aggregate principal amount of approximately $6.2 million, upon which interest accrues at 14% per annum; (ii) senior secured revolving loans in an aggregate principal amount of $29.6 million, upon which interest accrues at the prime rate plus 13.75% (17.25% as of March 31, 2016); (iii) senior secured term loans in the principal amount of $10.5 million, upon which interest accrues at 5% per annum; and (iv) senior secured term loans in an aggregate principal amount of $18.2 million, upon which interest accrues at the prime rate plus 10.75% (14.25% per annum as of March 31, 2016).  Proceeds to repay our debt with Third Eye Capital shall be applied in accordance with the waterfall provisions of the note purchase agreement, as amended from time to time, governing such debt. Depending on the timing of our receipt of proceeds in connection with the offerings contemplated hereby, some of the debt described above may no longer be outstanding.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of the development and commercialization of our technologies and other factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our historical net tangible book deficit of our common stock as of March 31, 2016 was approximately $41.3 million, or $2.09 per share of our common stock based upon 19,739 thousand shares outstanding. Historical net tangible book deficit per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of our common stock outstanding as of March 31, 2016.

After giving effect to the sale of our common stock in the aggregate amount of $10,000,000 at an assumed offering price of $2.59 per share, the last reported sale price of our common stock on The Nasdaq Stock Market on June 6, 2016, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book deficit as of March 31, 2016 would have been approximately $31.6 million, or $1.34 per share of common stock. This represents an immediate increase in net tangible book value of $0.75 per share to our existing stockholders and an immediate dilution in net tangible book value of $3.93 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our common stock in the aggregate amount of $10,000,000 is sold at the assumed offering price of $2.59 per share, the last reported sale price of our common stock on The Nasdaq Stock Market on June 6, 2016. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$2.59
Net tangible book deficit per share as of March 31, 2016	$(2.09)
Increase in net tangible book value per share attributable to new investors in this offering	0.75

As adjusted net tangible book deficit per share immediately after this offering		(1.34)

Dilution in net tangible book value per share to new investors in this offering		$3.93

The foregoing table does not give effect to the exercise of any outstanding options or warrants. To the extent options and warrants are exercised, there may be further dilution to new investors.

MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock has been listed on the Nasdaq Stock Market under the symbol “AMTX” since June 6, 2014.  Our common stock was previously quoted on the OTC Markets as an OTCQB company under the symbol “AMTX” from November 15, 2011 to June 5, 2014.  Prior to November 15, 2011, our common stock was quoted on the OTC Markets as an OTCQB company under the symbol “AEBF.”  On May 14, 2014, we affected a 1-for-10 reverse split of our outstanding common stock.

The following table sets forth the high and low sale prices, adjusted for the 1-for-10 reverse split, of our outstanding common stock for the fiscal year ending December 31, 2015, the fiscal year ended December 31, 2014, and the fiscal quarter ended March 31, 2016.

	High	Low
Fiscal Quarter ending March 31, 2016	$2.83	$1.51

Fiscal Year Ending December 31, 2015
Fourth Quarter	$3.05	$1.80
Third Quarter	$3.89	$2.35
Second Quarter	$5.05	$3.60
First Quarter	$6.18	$3.39

Fiscal Year Ending December 31, 2014
Fourth Quarter	$8.99	$3.99
Third Quarter	$13.29	$6.05
Second Quarter	$11.20	$4.30
First Quarter	$7.30	$1.80

Holders

On June 6, 2016, we had 410 holders of record of our common stock.

Transfer Agent

Corporate Stock Transfer, Inc. is the transfer agent and registrar for our common stock.

Dividend Policy

Historically, we have not paid dividends on our common stock, and we currently do not intend to pay any dividends on our common stock in the foreseeable future.  We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends.  Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements as well as other factors deemed relevant by our Board of Directors.  Our credit agreement also prohibits us from paying dividends on our common stock.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March31, 2016 on an actual basis, and on an adjusted basis to give effect to the sale of shares of common stock in this offering. You should read this table in conjunction with our consolidated financial statements and the related notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2016
In thousands, except for par value	Actual	As Adjusted
Cash and cash equivalents	325	10,025
Long-term debt:
Current portion of long term debt	11,892	11,892
Long-term	92,535	92,535
Total long-term debt	104,427	104,427
Shareholders’ equity:
Series B convertible preferred stock, $0.001 par value; 7,235 authorized; 1,328 shares issued and outstanding (aggregate liquidation preference of $4,195)	1	1
Common stock, $0.001 par value; 40,000 authorized; 19,739 and 23,600 shares issued and outstanding, respectively	20	24
Additional paid-in capital	82,560	92,256
Accumulated deficit	(119,364)	(119,364)
Accumulated other comprehensive loss	(3,185)	(3,185)
Total stockholders’ deficit	(39,968)	(30,268)
Total capitalization	64,459	74,159

PLAN OF DISTRIBUTION

We have entered into a sales agreement with FBR and MLV under which we may offer and sell up to $10,000,000 of shares of our common stock from time to time through the distribution agents, acting as agents. Sales of shares of our common stock, if any, under this prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the NASDAQ or any other existing trading market for our common stock or sales made to or through a market maker other than on an exchange.

The distribution agents will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and the distribution agents. We will designate the maximum amount of common stock to be sold through the distribution agents on a daily basis or otherwise determine such maximum amount together with the distribution agents.  Subject to the terms and conditions of the sales agreement, the distribution agents will use their commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us.  We may instruct the distribution agents not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction.  The distribution agents or we may suspend the offering of our common stock being made through the distribution agents under the sales agreement upon proper notice to the other party.  The distribution agents and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

Under the terms of the sales agreement, we may also sell our common stock to either or all of the distribution agents, as principals for their own accounts, at a price negotiated at the time of sale. If we sell shares to any distribution agent in this manner, we will enter into a separate agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

We will pay the distribution agents’ commissions for their services in acting as agents in the sale of our common stock at a commission rate equal to 3.0% of the gross sale price per share sold. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the distribution agents under the sales agreement, will be approximately $300,000. We have also agreed to reimburse the distribution agents their reasonable out-of-pocket expenses, including attorney’s fees, in an amount not to exceed $25,000.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and the distribution agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, each of FBR and MLV will be deemed to be an underwriter within the meaning of the Securities Act, and the compensation of the distribution agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the distribution agents against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all shares or our common stock subject to the sales agreement; and (2) the termination of the sales agreement as permitted therein.

MLV is an affiliate of FBR.

The distribution agents and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the distribution agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by McDonald Carano Wilson LLP. Certain other matters have been passed upon for us by Shearman & Sterling LLP. Duane Morris LLP is counsel for the distribution agents in connection with this offering.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports; proxy statements; and other information with the SEC under the Exchange Act.  Through our website at www.aemetis.com , you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC.  Other information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus or any accompanying prospectus supplement.  You also may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act.  This prospectus supplement does not contain all of the information included in the registration statement, including certain exhibits.  You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information that we incorporate by reference is considered to be part of this prospectus.  Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

●	Our Annual Report on Form 10-K for the year ended December 31, 2015.

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.
●	Our Current Reports on Form 8-K filed on April 27, 2016 and May 5, 2016.
●	The description of our common stock in our Registration Statement on Form 8-A filed with the SEC on June 3, 2014, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus all documents (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) filed by us under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement.

You may request a copy of these filings at no cost, by writing or telephoning us as follows:

Aemetis, Inc.
Attention:  Corporate Secretary
20400 Stevens Creek Boulevard, Suite 700
Cupertino, CA 95014, +1 (408) 213-0940

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies, or is contrary to that previous statement.  Any statement so modified or superseded will not be deemed a part of this prospectus supplement or the accompanying prospectus, except as so modified or superseded.  Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any documents previously incorporated by reference have been modified or superseded.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell from time to time common stock, preferred stock, debt securities, warrants, rights and units that include any of these securities. The preferred stock or warrants may be convertible into or exercisable or exchangeable for common or preferred stock or other of our securities registered hereunder. The debt securities may be convertible into, or exercisable or exchangeable for, common stock. Our common stock is listed on the NASDAQ Global Market and trades under the symbol “AMTX.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest.

See the “Risk Factors” section of this prospectus on page 3, our filings with the SEC and the applicable prospectus supplement for certain risks that you should consider before investing in our securities.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities nor passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 17, 2014.

TABLE OF CONTENTS

About This Prospectus	1
Available Information	1
Incorporation of Certain Information by Reference	2
Forward-Looking Statements	3
Risk Factors	3
Description of Securities We May Offer	4
Description of Capital Stock	4
Description of Preferred Stock	7
Description of Debt Securities	8
Description of Warrants	20
Description of Rights	22
Description of Units	24
Ratio of Earnings to Fixed Charges	25
Use of Proceeds	26
Plan of Distribution	27
Validity of the Securities	29
Experts	29

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus we will provide a prospectus supplement, incorporate information by reference into this prospectus, or use other offering material, as applicable, containing more specific information about the terms of the securities that are being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the SEC, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be read at the SEC Internet site or at the SEC offices mentioned under the heading “Available Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Available Information.”

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.aemetis.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the year ended December 31, 2013;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014;

●	Our Current Report on Form 8-K filed with the SEC on June 3, 2014; and

●	The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on June 3, 2014.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of this offering, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Written or telephone requests should be directed to Aemetis, Inc., 20400 Stevens Creek Boulevard, Suite 700, Cupertino, CA 95014, Attention: Investor Relations; telephone +1 (408) 213-0940.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference into it, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future.

Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” below, those discussed under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2013, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

All forward-looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
RISK FACTORS

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables set forth selected consolidated financial data for the periods ended or as of the dates indicated. Such historical consolidated financial data should be read in conjunction with the information set forth in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 11, 2014 (“Current 10-K”) and incorporated herein by reference.

The statement of operations data presented below for each of the years in the three-year period ended December 31, 2013, and the balance sheet data as of December 31, 2012 and 2013, are derived from the audited “Consolidated Financial Statements” contained in our Current 10-K, as adjusted for the reverse stock split which took effect May 15, 2014. Our historical results are not necessarily indicative of the results to be expected for any future periods.

(in thousands, except for loss per share and shares outstanding)

	Year Ended December 31
	2013	2012	2011
Statement of Operations Data
Sales	$177,514	$189,048	$141,858
Cost of goods sold	159,220	197,975	137,216
Gross profit	18,294	(8,927)	4,642

Research and development expenses	539	620	577
Selling, general and administrative expenses	15,275	11,613	8,571

Operating income (loss)	$2,480	$(21,161)	$(4,505)
Interest expense	27,984	26,727	13,561
Net loss	(24,437)	(4,282)	(18,296)
Loss per common share – basic and diluted*	$(1.28)	$(0.28)	$(1.77)
Weighted average shares outstanding – basic and diluted*	$19,100,892	15,102,397	10,353,664

	December 31
	2013	20 12
Balance Sheet Data
Total assets	$97,142	$96,872
Current Liabilities	36,117	57,835
Long-term debt	73,792	35,522
Total Stockholder’s Equity (Deficit)	$(12,767)	3,515

* The loss per common share and weighted average shares outstanding for all periods presented reflect the one-for-ten reverse split, which took effect May 15, 2014.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

●	shares of common stock;

●	shares of preferred stock;

●	debt securities, which may be senior or subordinated and may be convertible into or exchangeable for common stock;

●	warrants exercisable for debt securities, common stock or preferred stock;

●	rights to purchase any of such securities; and

●	units of debt securities, common stock, preferred stock or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or related free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or related free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or related free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

General

The following summary of the material features of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our amended and restated articles of incorporation (“Articles of Incorporation”), the Certificate of Designation of Series B Preferred Stock, our bylaws (“Bylaws”) and other applicable law. See “Available Information.”

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 40,000,000 shares of common stock, $0.001 par value per share, and 65,000,000 shares of preferred stock, $0.001 par value per share, of which 7,235,565 shares are designated as Series B Preferred Stock. As of June 30, 2014, there were 20,427,827 shares of common stock and 2,376,061 shares of Series B Preferred Stock issued and outstanding. On May 9, 2014, we effected a one-for-ten reverse split of our common stock. All share information contained in this prospectus reflects the effect of that reverse stock split. The following description of our capital stock does not purport to be complete and should be reviewed in conjunction with our Articles of Incorporation, including our Certificate of Designation of Series B Preferred, and our Bylaws.

Common Stock

Dividends

Subject to provisions of the Nevada Revised Statutes, or the NRS, the rights of holders of our Series B Preferred Stock and to any future rights which may be granted to the holders of any series of our preferred stock, dividends are paid on our common stock when and as declared by our board of directors.

Voting rights

Each holder of shares of our common stock is entitled to one vote per share on all matters submitted to a vote of our common stockholders. Holders of our common stock are not entitled to cumulative voting rights.

Liquidation

If we are liquidated, holders of our common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any of our preferred stock that may be outstanding at that time.

Preemptive rights

The holders of our common stock do not have any preemptive, conversion or redemption rights by virtue of their ownership of the common stock.

Listing

Our common stock is listed on the NASDAQ Global Market and trades under the symbol “AMTX.”

Transfer Agent And Registrar

The Transfer Agent and Registrar for our common stock is Corporate Stock Transfer.

Preferred Stock

Our Articles of Incorporation authorize our Board of Directors (“Board”) to issue shares of preferred stock in one or more classes or series within a class upon authority of the Board without further stockholder approval. Any preferred stock issued in the future may rank senior to the Common Stock with respect to the payment of dividends or amounts upon our liquidation, dissolution or winding up. In addition, any such shares of preferred stock may have class or series voting rights. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, us or a majority of our outstanding voting stock.

Series B Preferred Stock

Voting

Holders of our Series B Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series B Preferred Stock held by such holder could be converted as of the record date. Currently each share of Series B Preferred Stock is entitled to one-tenth (1/10) of a vote per share of Series B Preferred Stock. In addition, without obtaining the approval of the holders of at least two-thirds (2/3) of the outstanding Series B Preferred Stock, the Company cannot:

●	increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock;

●	effect an exchange, reclassification or cancellation of all or a part of the Series B Preferred Stock, including a reverse stock split, but excluding a stock split;

●	effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series B Preferred Stock; or

●	alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such series.

Dividends

Holders of all of our shares of Series B Preferred Stock are entitled to receive noncumulative dividends payable in preference and prior to any declaration or payment of any dividend on the Common Stock as may from time to time be declared by the Board out of funds legally available for that purpose at the rate of 5% of the original issue price of $3.00 per share.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series B Preferred Stock are entitled to receive, prior and in preference to any payment to the holders of the Common Stock, the original issue price of $3.00 per share plus all declared but unpaid dividends (if any) on the Series B Preferred Stock.

Conversion

Each share of Series B Preferred Stock is convertible, at the option of the holder thereof at any time, into shares of Common Stock at the then effective conversion rate. In addition, at such time as a registration statement covering the resale of the shares of Common Stock issuable upon the conversion of the Series B Preferred Stock is declared effective, then all outstanding Series B Preferred Stock shall be automatically converted into Common Stock at the then effective conversion rate. The conversion rate of the Series B Preferred Stock is adjusted for stock splits, stock dividends, stock combinations, reclassifications, exchanges and the like. Assuming all of the issued and outstanding shares of Series B Preferred Stock are converted to Common Stock, the 2,376,061 issued and outstanding shares of Series B Preferred Stock will be converted to an aggregate of 237,610 shares of Common Stock.

Anti-Takeover Provisions

Certain provisions of Nevada law, our Articles of Incorporation and our Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company.

Nevada Law

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.”

Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws would apply to us if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless the Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

In addition, NRS 78.139 also provides that directors may resist a change or potential change in control if the directors, by majority vote of a quorum, determine that the change is opposed to, or not in, the best interests of the corporation.

Board of Directors Vacancies

Under NRS 78.335, one or more of the incumbent directors may be removed from office by the vote of stockholders representing two-thirds or more of the voting power of the issued and outstanding stock entitled to vote. The Articles of Incorporation and Bylaws authorize only the Board to fill vacant directorships. In addition, the number of directors constituting the Board is set only by resolution adopted by a majority vote of the entire Board. These provisions prevent a stockholder from increasing the size of the Board and gaining control of the Board by filling the resulting vacancies with its own nominees.

No Cumulative Voting

The NRS does not permit stockholders to cumulate their votes other than in the election of directors, and then only if expressly authorized by the Articles of Incorporation. The Articles of Incorporation as currently in effect do not provide for cumulative voting in election of directors.

DESCRIPTION OF PREFERRED STOCK

Shares of our preferred stock may be issued in one or more series, and our Board is authorized to determine the designation and to fix the number of shares of each series. Our Board is further authorized to fix and determine the dividend rate, premium or redemption rates, conversion rights, voting rights, preferences, privileges, restrictions and other variations granted to or imposed upon any wholly unissued series of our preferred stock.

Prior to the issuance of shares of a series of preferred stock, our Board will adopt resolutions and file a certificate of designation with the Secretary of State of the State of Nevada. The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

●	voting rights, if any, of the preferred stock;

●	any rights and terms of redemption;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

●	whether dividends are cumulative or non-cumulative, and if cumulative, the date from which dividends on the preferred stock will accumulate;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

●
the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, another series of preferred stock, or any other class of securities being registered hereby, including the conversion price (or manner of calculation) and conversion period;

●	the provision for redemption, if applicable, of the preferred stock;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	liquidation preferences;

●
any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

In addition to the terms listed above, we will set forth in a prospectus supplement, information incorporated by reference, or related free writing prospectus the following terms relating to the class or series of preferred stock being offered:

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the procedures for any auction and remarketing, if any, for the preferred stock;

●	any listing of the preferred stock on any securities exchange; and

●	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities in one or more distinct series. This section summarizes the material terms of the debt securities that are common to all series. Most of the financial terms and other specific material terms of any series of debt securities that we offer will be described in a prospectus supplement or term sheet to be attached to the front of this prospectus. Since the terms of specific debt securities may differ from the general information provided below, you should rely on information in the prospectus supplement or term sheet that contradicts different information below.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default.” Second, the trustee performs certain administrative duties for us.

Senior and subordinated debt securities will be issued by us under an indenture dated as of_______, 20__, as supplemented from time to time (the “indenture”), between us, as issuer, and _______, as trustee (the “trustee”).

The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”). The terms “we,” “our” and “us,” when used to refer to an issuer of securities, means Aemetis, Inc.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. See “Where to Find More Information” for information on how to locate the indenture and any supplemental indentures that may be filed.

General Provisions of the Indenture

Each series of debt securities will be unsecured obligations of Aemetis, Inc. Any senior securities will rank equally with all other unsecured and unsubordinated indebtedness of Aemetis, Inc. Any subordinated securities will be subordinated in right of payment to the prior payment in full of the senior indebtedness of Aemetis, Inc. as more fully described in a prospectus supplement or term sheet.

The indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement or term sheet (“offered debt securities”) and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), as well as other unsecured debt securities, may be issued under the indenture in one or more series.

You should read the prospectus supplement or term sheet for the material terms of the offered debt securities and any underlying debt securities, including the following:

●	The title of the debt securities and whether the debt securities will be senior securities or subordinated securities of Aemetis, Inc.

●	The total principal amount of the debt securities of the series and any limit on such total principal amount.

●	If not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined.

●	The date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable.

●
The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated if other than that of a 360−day year of twelve 30−day months.

●	Any optional redemption provisions.

●	Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities.

●	The form in which we will issue the debt securities and whether we will have the option of issuing debt securities in “certificated” form.

●	If other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable.

●
Whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and how these amounts will be determined.

●	The place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities.

●
If other than minimum denominations of $2,000 or any integral multiple of $1,000 above the minimum denomination in the case of registered securities issued in certificated form, the denominations in which the offered debt securities will be issued.

●	If the provisions of Article Fourteen of the indenture described under “defeasance” are not applicable and any provisions in modification of, in addition to or in lieu of any of these provisions.

●
Whether and under what circumstances we will pay additional amounts, as contemplated by Section 1010 of the indenture, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option).

●	Whether the securities are subordinated and the terms of such subordination.

●	Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

●	Any changes or additions to the Events of Default or covenants contained in the applicable indenture.

●	Whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions.

●	Any other material terms of the debt securities.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on the debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture when a single trustee is acting for all debt securities issued under the indenture are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt, we repurchase a significant amount of equity or effect a recapitalization, or we are acquired by another entity.

We refer you to the applicable prospectus supplement or term sheet for information with respect to any deletions from, modifications of or additions to the Events of
Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars.

Payment of the purchase price of the debt securities must be made in immediately available funds.

The authorized denominations of debt securities denominated in U.S. dollars will be a minimum denomination of $2,000 and integral multiples of $1,000 above the minimum denomination. The authorized denominations of foreign currency Notes will be set forth in the applicable prospectus supplement or term sheet.

Interest and Interest Rates

Each debt security will begin to accrue interest from the date it is originally issued. The related prospectus supplement or term sheet will describe the method of determining the interest rate

Interest on the debt securities other than in global form denominated in U.S. dollars will be paid by check mailed on an Interest Payment Date to the persons entitled thereto to the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder. The principal of, and premium, if any, and, if other than an Interest Payment Date, interest on debt securities denominated in U.S. dollars, together with interest accrued and unpaid thereon, due on the Maturity Date will be paid in immediately available funds upon surrender of such debt securities at the corporate trust office of the trustee in The City of New York, or, at our option, by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to receive these payments and the particular Note is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.

Global Securities

General

We usually will issue debt securities as registered securities in book−entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book−entry form will be represented by a global security that we deposit with, or on behalf of, and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement or term sheet, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book−entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect owner of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

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An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.

●	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities.

●	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non−book−entry form.

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An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

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The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

●	If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.

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An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the trustee.

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DTC requires that those who purchase and sell interests in a global security deposited in its book−entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

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Financial institutions that participate in the depositary’s book−entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminate

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for debt securities of the same series in non−book−entry form (certificated debt securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

The special situations for termination of a global security are as follows:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 90 days,

●	if we notify the trustee that we wish to terminate that global security, or

●	if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults later under “Events of Default.”

The prospectus supplement or term sheet may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement or term sheet. If a global security is terminated, only the depositary, and not we or the trustee, will be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each regularly scheduled date for interest, even if that person no longer owns the debt security on the interest due date. That day, typically set at a date approximately two weeks prior to the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “General” above.

Payments on Certificated Debt Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make payments of principal and premium, if any, duly and punctually to the office of the trustee.

Alternatively, if the holder asks us to do so, we may pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the trustee or other paying agent appropriate transfer instructions at least 15 calendar days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above. In addition, see the description under “Interest and Interest Rates.”

Material Covenants

Consolidation, Merger, Sale or Conveyance

The indenture provides that we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any entity, unless:

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the successor or transferee entity, if other than us, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of, any premium on and any interest on, all of our outstanding debt securities and the performance of every covenant and obligation in the indenture to be performed or observed by us;

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immediately after giving effect to the transaction, no Event of Default, as defined in the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel, each in the form required by the indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the foregoing provisions relating to such transaction.

In case of any such consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for us as obligor on the debt securities with the same effect as if it had been named in the indenture as issuer.

Restrictions on Liens

We will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any indebtedness for money borrowed secured by a Mortgage (“Secured Debt”) upon any Operating Property or any shares of stock or indebtedness for borrowed money of any Restricted Subsidiary, whether owned at the date of the indenture or thereafter acquired, without effectively providing concurrently that the debt securities of each series then outstanding under the indenture are secured equally and ratably with or, at our option, prior to such Secured Debt so long as such Secured Debt shall be so secured.

The foregoing restriction shall not apply to, and there shall be excluded from Secured Debt in any computation under such restriction, Secured Debt secured by:

(1) Mortgages on any property, shares of stock or indebtedness for borrowed money of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

(2) Mortgages on property or shares of stock existing at the time of acquisition of such property or stock by us or a Restricted Subsidiary or existing as of the original date of the applicable indenture;

(3) Mortgages to secure the payment of all or any part of the price of acquisition, construction or improvement of such property or stock by us or a Restricted Subsidiary, or to secure any Secured Debt incurred by us or a Restricted Subsidiary, prior to, at the time of, or within 360 days after, the later of the acquisition or completion of construction (including any improvements on an existing property), which Secured Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction of improvements thereon; provided, however, that, in the case of any such acquisition, construction or improvement, the Mortgage shall not apply to any property theretofore owned by us or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;

(4) Mortgages securing Secured Debt of a Restricted Subsidiary owing to us or to another Restricted Subsidiary;

(5) Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

(6) Mortgages on property of us or a Restricted Subsidiary in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

(7) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in clauses (1) through
(6) above and (9) below; provided, however, that the principal amount of Secured Debt so secured shall not exceed the principal amount of Secured Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements and construction on such property);

(8) Mortgages upon any Operating Property, or any transfer or disposition of any Operating Property, that is created or implemented as a necessary component of a bond for title transaction, payment in lieu of tax agreement or other tax incentive vehicle designed to provide us or any Subsidiary with certain ad valorem property tax savings or other incentive savings; or

(9) Mortgages to secure Hedging Obligations entered into the ordinary course of business to purchase any raw material or other commodity or to hedge risks or reduce costs with respect to the interest rate, currency or commodity exposure of us or any Restricted Subsidiary of ours and not for speculative purposes.

Notwithstanding the foregoing, we and any one or more of our Restricted Subsidiaries may, however, without securing any debt securities, create, incur, issue, assume or guarantee Secured Debt secured by a Mortgage if, after giving effect to the transaction, the aggregate of the Secured Debt then outstanding (not including Secured Debt permitted under the above exceptions) does not exceed 15% of our Consolidated Net Tangible Assets as shown on our financial statements as of the end of the fiscal year preceding the date of determination.

“Commodity Agreement” means any forward contract, commodity swap, commodity option or other financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Consolidated Net Tangible Assets” means the total assets of Aemetis, Inc. and its Restricted Subsidiaries (including, without limitation, any net investment in Subsidiaries that are not Restricted Subsidiaries) after deducting therefrom (a) all current liabilities (excluding any thereof constituting indebtedness for borrowed money) and (b) all goodwill, trade names, trademarks, franchises, patents, unamortized debt discount and expense, organization and developmental expenses and other like segregated intangibles, all as computed by us and our Restricted Subsidiaries in accordance with generally accepted accounting principles as of the end of the fiscal year preceding the date of determination; provided, that any items constituting deferred income taxes, deferred investment tax credit or other similar items shall not be taken into account as a liability or as a deduction from or adjustment to total assets.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“GAAP” means U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other successor entities as have been sanctioned and approved by the Securities and Exchange Commission, approved by a significant segment of the accounting profession, that are applicable at the date of any relevant calculation or determination.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Agreement or derivative contract entered into to hedge interest rate risk, currency exchange risk, and commodity price risk.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Mortgage” or “Mortgages” means any mortgage, pledge, lien, security interest or other encumbrances upon any Operating Property or any shares of stock or on indebtedness for borrowed money of any Restricted Subsidiary (whether such Operating Property, shares of stock or indebtedness for borrowed money are now owned or hereafter acquired).

“Operating Property” means each plant or facility of Aemetis, Inc. or a Restricted Subsidiary located within the United States except any such plant or facility which the Board of Directors of Aemetis, Inc. by resolution reasonably determines not to be of material importance to the total business conducted by us and our Restricted Subsidiaries.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Restricted Subsidiary” means any Subsidiary of us (i) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States, and (ii) which owns or is the lessee of any Operating Property.

“Subsidiary” means (1) any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by us or by one or more other Subsidiaries and (2) any other Person in which we or one or more other Subsidiaries, directly or indirectly, at the date of determination, (x) own at least a majority of the outstanding ownership interests or (y) have the power to elect or direct the election of, or to appoint or approve the appointment of, at least the majority of the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

Restrictions on Sale and Leaseback Transactions

We will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

(1)
we or such Restricted Subsidiary would be entitled to create, incur, issue, assume or guarantee indebtedness secured by a Mortgage upon such property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the debt securities; provided, however, that from and after the date on which such arrangement becomes effective, the Attributable Debt in respect of such arrangement shall be deemed, for all purposes described under “—Restrictions on Liens” above, to be Secured Debt subject to the provisions of the covenants described therein;

(2)
since the original date of the indenture and within a period commencing twelve months prior to the consummation of such Sale and Leaseback Transaction and ending twelve months after the consummation of such Sale and Leaseback Transaction, we or any Restricted Subsidiary, as the case may be, has expended or will expend for the Operating Property an amount equal to (A) the net proceeds of such Sale and Leaseback Transaction, and we elect to designate such amount as a credit against such Sale and Leaseback Transaction, or (B) a part of the net proceeds of such Sale and Leaseback Transaction and we elect to designate such amount as a credit against such Sale and Leaseback Transaction and apply an amount equal to the remainder of the net proceeds as provided in the following paragraph; or

(3)
such Sale and Leaseback Transaction does not come within the exceptions provided by the first paragraph above under “—Restrictions on Sale and Leaseback Transactions” and we do not make the election permitted by the second paragraph under “—Restrictions on Sale and Leaseback Transactions” or make such election only as to a part of such net proceeds, in either of which events we shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement (less any amount elected under the second paragraph under “—Restrictions on Sale and Leaseback Transactions”) to the retirement, within 360 days of the effective date of any such arrangement, of indebtedness for borrowed money of we or any Restricted Subsidiary (other than indebtedness for borrowed money of Aemetis, Inc. which is subordinated to the debt securities) which by its terms matures at or is extendible or renewable at the sole option of the obligor without requiring the consent of the obliges to a date more than twelve months after the date of the creation of such indebtedness for borrowed money (it being understood that such retirement may be made by prepayment of such indebtedness for borrowed money, if permitted by the terms thereof, as well as by payment at maturity, and that at our option and pursuant to the terms of the indenture, such indebtedness may include the debt securities).

“Attributable Debt” under the indenture means the present value (discounted at the interest rate inherent in the lease, compounded annually) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended).

“Sale and Leaseback Transaction” means any arrangement with any person providing for the leasing by us or any Restricted Subsidiary of any Operating Property, whether such Operating Property is now owned or hereafter acquired (except for temporary leases for a term, including renewals at the option of the lessee, of not more than three years and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by us or such Restricted Subsidiary to such person with the intention of taking back a lease of such property.

Events of Default

An event of default with respect to the debt securities of any series is defined in the indenture as:

(a) default for 30 days in payment of any interest on the debt securities of such series when it becomes due and payable;
(b) default in payment of principal of or any premium on the debt securities of such series at maturity or upon redemption or repayment when the same becomes due and payable;

(c) default by us in the performance of any other covenant contained in the applicable indenture for the benefit of the debt securities of such series that has not been remedied by the end of a period of 90 days after notice is given as specified in the indenture;

(d) default in the payment of principal or an acceleration of other indebtedness for borrowed money of Aemetis, Inc. where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $ 25 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of all outstanding debt securities under the indenture, provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred; and

(e) certain events of bankruptcy, insolvency and reorganization of Aemetis, Inc.

The indenture provides that:

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if an event of default described in clause (a), (b), (c) or (d) above has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series may declare the principal amount of the debt securities then outstanding, and any accrued and unpaid interest through the date of such declaration, to be due and payable immediately;

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upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, or any premium or interest on the debt securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the debt securities of the applicable series; and

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if an event of default described in clause (e) occurs and is continuing, then the principal amount of all debt securities issued under the indenture, together with any accrued interest through the occurrence of such event, shall become and be due and payable immediately, without any declaration or other act by the trustee or any other holder.

Under the indenture, the trustee must give to the holders of debt securities of any series notice of all uncured defaults known to it with respect to the debt securities of such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payments of principal of or any premium or interest on any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the best interest of the holders of such debt securities.

No holder of any debt securities may institute any action under the indenture unless:

●	such holder has given the trustee written notice of a continuing event of default with respect to the debt securities;

●	the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series have requested the trustee to institute proceedings in respect of such event of default;

●	such holder or holders have offered the trustee such reasonable indemnity as the trustee may require;

●	the trustee has failed to institute an action for 60 days thereafter; and

●	no inconsistent direction has been given to the trustee during such 60−day period by the holders of a majority in aggregate principal amount of such debt securities.

The holders of a majority in aggregate principal amount of the debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. The indenture provides that, if an event of default occurs and is continuing, the trustee, in exercising its rights and powers under the indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. The indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.

We must furnish to the trustee within 120 days after the end of each fiscal year a statement signed by an officer thereof to the effect that a review of our activities during such year and our performance under the indenture and the terms of the debt securities has been made, and, to the knowledge of the signatories based on such review, we have complied with all conditions and covenants of the indenture or, if we are in default, specifying such default.

Modification of the Indenture

We and the trustee may, without the consent of the holders of the debt securities issued under such indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

●	to evidence the succession of another corporation to us and the assumption by such successor of its obligations under the indenture and the debt securities;

●	to add covenants of Aemetis, Inc. or surrender of any of its rights, or add any rights for the benefit of the holders of debt securities;

●	to cure any ambiguity, omission, defect or inconsistency in such indenture;

●	to establish the form or terms of any other series of debt securities, including any subordinated securities;

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to evidence and provide the acceptance of any successor trustee with respect to the debt securities or one or more other series of debt securities under the indenture or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture; and

●	to provide any additional events of default.

With certain exceptions, the indenture or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities then outstanding affected thereby, but no such modification may be made without the consent of the holder of each outstanding note affected thereby that would:

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change the maturity of the principal of, or any premium on, or any installment of principal of or interest on any debt securities, or reduce the principal amount or any premium or the rate or manner of calculating interest or any premium payable upon redemption or repayment of any debt securities, or change the dates or periods for any redemption or repayment or change any place of payment where, or the coin or currency in which, any principal, premium or interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption or repayment date);

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reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture; or

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modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each of the outstanding debt securities affected thereby.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:

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Deposit in trust for the benefit of all holders of such debt securities a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates.

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Deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

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We must deposit in trust for the benefit of all holders of the debt securities of such series a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates.

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We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities of such series would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on your debt securities at the time of the deposit.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities of such series. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Legal defeasance and full defeasance are both subject to certain conditions, such as no default or event of default occurring and continuing, and no breach of any material agreement.

Discharge of the Indenture

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding debt securities or by depositing with the trustee or the paying agent after the debt securities have become due and payable, whether at stated maturity, or any redemption or repayment date, or otherwise, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the indenture.

Form, Exchange and Transfer of Certificated Debt Securities

If registered debt securities cease to be issued in book−entry form, they will be issued:

●	only in fully registered certificated form,

●	without interest coupons, and

●	unless we indicate otherwise in the prospectus supplement or term sheet, in a minimum denomination of $2,000 and amounts above the minimum denomination that are integral multiples of $1,000.

Holders may exchange their certificated debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated debt securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement or term sheet. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated debt securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book−entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

The trustee may resign or be removed at any time with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

The Trustee Under the Indenture

[Trustee] may be one of a number of banks with which we maintain ordinary banking relationships and from which we may obtain credit facilities and lines of credit in the future. [Trustee] may also serve as trustee under other indentures under which we are the obligor in the future.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, common stock, preferred stock or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement information, incorporated by reference or related free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or related free writing prospectus, may describe the terms of any warrants that we may offer, including but not limited to the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e. , book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e. , bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or related free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Warrants may be exercised as set forth in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, information incorporated by reference or related free writing prospectus, we will forward, as soon as practicable, the securities purchasable upon such exercise.

If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our debt securities, common stock or preferred stock. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information incorporated by reference, or related free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of rights in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Available Information” and “Incorporation of Certain Documents by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or related free writing prospectus may describe:

●	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

●	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

●	the exercise price payable for the underlying debt securities, common stock or preferred stock upon the exercise of the rights;

●	the number and terms of the underlying debt securities, common stock or preferred stock which may be purchased per each right;

●	the extent to which the rights are transferable;

●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

●	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “— Description of Debt Securities” and “— Description of Capital Stock” above, will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our debt securities, common stock, preferred stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement or information incorporated by reference will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable. See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or related free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings from continuing operations before income taxes, plus fixed charges and deducting non-controlling interest in pre-tax income and capitalized interest. Fixed charges consist of interest expense, amortization of debt issuance costs, capitalized interest, and estimate of interest within rent expense.

( in thousands, except ratios)	Six months ended June 30,	Year ended December 31,
	2014	2013	2012	2011	2010	2009

Ratio of earnings to fixed charges	2.03	-	-	-	-	-

Deficiency of earnings to fixed charges	-	$(24,383)	$(5,142)	$(18,546)	$(8,476)	$(10,973)

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus, we intend to use the net proceeds from the sale of securities for general corporate purposes.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or related free writing prospectus, including:

●	the name or names of any underwriters, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on the NASDAQ Global Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.
Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification against specified liabilities, including liabilities incurred under the Securities Act, or to contribution to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

VALIDITY OF THE SECURITIES

McDonald Carano Wilson LLP will pass upon the validity of the securities offered pursuant to this prospectus for us. With respect to matters of New York law, the validity of the securities to be issued by the Company will be passed upon by Shearman & Sterling LLP.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, have been audited by McGladrey LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

$10,000,000

 Common Stock

PROSPECTUS SUPPLEMENT

FBR       MLV & Co.

March 28, 2016